EXHIBIT 5.4
                                                                    -----------


              [MCDANIEL & ASSOCIATES CONSULTANTS LTD. LETTERHEAD]


September 22, 2006


TO:   UNITED STATES SECURITIES AND EXCHANGE COMMISSION


RE:   ENCANA CORPORATION ("ENCANA")
      REGISTRATION STATEMENT ON FORM F-9


We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2005, in the registration statement on Form F-9 of EnCana Corporation (File No. 333-137182).


Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.



/s/ P.A. Welch
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P.A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta